UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2006, Embarcadero Technologies, Inc. (the “Company”) appointed Scott B. Schoonover as its Vice President, Worldwide Sales, replacing Robert Lamvik, its Vice President, Worldwide Field Operations, who resigned from the Company on October 18, 2006. Mr. Schoonover, age 49, has over twenty years of sales experience. From July 1993 to May 2006, Mr. Schoonover was employed by BMC Software, Inc., an enterprise software company, where he served in various roles, most recently as Senior Director, Emerging Growth & Field Partner Sales, from April 2005 to May 2006. From May 2004 to March 2005, he served as Senior Director, Remedy Sales, and from April 2001 to April 2004, he served as Area Director – Sales & Services for BMC.

The Company and Mr. Schoonover executed an employment offer letter, dated October 18, 2006, pursuant to which Mr. Schoonover will serve as the Company’s Vice President, Worldwide Sales on an at-will basis and will be entitled to an annual base salary of $175,000, subject to annual reviews, and eligible to receive variable compensation based on the Company’s revenues up to a maximum of $150,000.

Item 8.01.	Other Events.

As previously reported, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on September 6, 2006 with EMB Holding Corp., a Delaware corporation (“Parent”) (an affiliate of Thoma Cressey Equity Partners, Inc.) and EMBT Merger Corp., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

On October 2, 2006, the Federal Trade Commission, on behalf of itself and the Antitrust Division of the Department of Justice, informed the Company in writing that it had granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Merger.

On October 4, 2006, the Company filed a preliminary proxy statement with the SEC in connection with the Merger. On October 18, 2006, the Board of Directors of the Company (the “Board”) called a special meeting of stockholders to be held on Thursday, November 30, 2006, at 12 p.m., local time, at the principal executive offices of the Company located at 100 California Street, Suite 1200, San Francisco, California 94111, to vote on the adoption of the Merger Agreement, and fixed the record date for the determination of stockholders entitled to notice of and to vote at such meeting at the close of business on October 18, 2006. The Company filed a definitive proxy statement with the SEC on October 24, 2006. The Company expects to mail the definitive proxy statement to stockholders of record on or about October 30, 2006. If the stockholders of the Company adopt the Merger Agreement at the special meeting, the Company expects that the Merger will be completed on or soon after the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: October 24, 2006	By:	/s/ Michael Shahbazian
Michael Shahbazian Chief Financial Officer